AMENDED AND RESTATED BY-LAWS


                                      -of-


                               TELEPAD CORPORATION


                            (a Delaware corporation)



                                    ARTICLE I

                                     OFFICES

           SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be in the County of Fairfax in the State of Virginia.

           SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                              STOCKHOLDER MEETINGS

           SECTION 1. ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held at such time and date as may be determined by the Board of Directors and as shall be designated in the notice of said meeting for the purpose of electing a Board of Directors and for the transaction of such other business as may properly be brought before the meeting.

           SECTION 2. SPECIAL MEETINGS. A special meeting of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors, the President, the Board of Directors or any officer of the Corporation instructed by the Board of Directors to call such a meeting, and shall be called by the President at the request in writing of a majority of the directors. Such request shall state the purpose or purposes of the proposed meeting.

           SECTION 3. PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at such place within the County of Fairfax as may be designated in the notice of such meeting.



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           SECTION 4.  NOTICE.  Notice of all  meetings  shall be in writing and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and to which its business will be limited. The notice for a special meeting shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. If the Board of Directors shall amend, repeal or adopt a by-law regulating an impending election of directors, the notice of the next meeting of stockholders for the election of directors shall set forth the by-law so amended, repealed or adopted and shall contain a concise statement of the changes made. A copy of the notice of any meeting shall be given to each stockholder entitled thereto, personally or by mail, not fewer than ten days nor more than fifty days before the date of the meeting, provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four nor more than fifteen days before the date of the meeting. If mailed, such notice shall be deemed given when deposited in a United States post office or letter box with postage thereon prepaid, directed to the stockholder at his or her record address or at such other address for the mailing of notices as he or she may have furnished in writing to the Secretary. Notice of a meeting need not be given to any stockholder who attends such meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or who submits a signed waiver of notice, in person or by proxy, before or after the meeting.

           SECTION 5. FIXING RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record ate is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of the business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof, unless directors fix a new record date under this Section 5 for the adjourned meeting.

           SECTION 6. ADJOURNED MEETING. No notice need be given of any adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting the Corporation may transact any business which might have been transacted on the original date of the meeting. If a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice of the meeting.



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           SECTION 7. CONDUCT OF MEETINGS. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if none is in office or in the absence of the Chairman of the Board, the President or, in his absence, by a Vice President or, if none of the foregoing is in office and present, a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

           SECTION 8. APPOINTMENT OF INSPECTORS. The Board of Directors, in advance of any meeting, may appoint one or more inspectors, who need not be stockholders, to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made at the meeting by the chairman thereof. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholders entitled to vote thereat, the inspectors, if any, shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

           SECTION 9. LIST OF STOCKHOLDERS. A list of the stockholders entitled to vote at any meeting of stockholders as of the record date for the determination thereof, certified by the Secretary or by the transfer agent or agents for the Corporation, shall be produced at such meeting upon the request of any stockholder made at or prior to such meeting.

           SECTION 10. QUORUM. Except as otherwise provided by statute or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of not less than one-third of the issued and outstanding shares of the Corporation entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

           SECTION 11. PROXIES. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and


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only as long as,  it is  coupled  with an  interest  in the  stock  itself or an interest in the corporation generally.

           SECTION 12. VOTING. Except as otherwise provided by statute, the Certificate of Incorporation or the By-laws, each holder of record of shares of Common Stock of the Corporation having voting rights shall be entitled at each meeting of stockholders to one vote for each share of the Corporation standing in his name on the records of the Corporation on the date fixed as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting. Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action other than the election of directors to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares present, in person or by proxy, and entitled to vote on such action. Directors shall be elected as provided in Section 2 of Article III and Section 14 of this Article. Unless required by statute or determined by the chairman of the meeting to be advisable, no vote need be by ballot, but in case of a vote by ballot, each ballot shall be signed by the voting stockholder or his proxy and shall state the number of shares voted.

           SECTION 13. ACTION WITHOUT A MEETING. Whenever the stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of at least that percentage of shares which are required to take such action and which are entitled to vote thereon.

           Prompt notice of the taking of the corporation action by less than unanimous written consent shall be given to those Stockholders or members who have not consented in writing.

           SECTION 14. NOTIFICATION OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a nominating or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or pursuant to which votes shall be cast or other actions taken at any annual or special meeting of the stockholders of the Corporation; (d) such other information regarding each nominee proposed by such


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stockholders  as would have been  required to be  included in a proxy  statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the written consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                   ARTICLE III

                                    DIRECTORS

           SECTION 1. POWERS, QUALIFICATIONS AND NUMBER. The property, affairs and business of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders. Each director shall be at least eighteen years of age, but need not be a stockholder, a citizen of the United States or a resident of the State of Delaware. The number of directors constituting the Board of Directors shall be not less than three nor more than eight.

           SECTION 2. ELECTION, TERM AND VACANCIES. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board permits. At the September 19, 1996 annual meeting of stockholders, Class I, Class II and Class III directors shall be elected for initial terms expiring at the next succeeding annual meeting, the second succeeding annual and the third succeeding annual meeting, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders after September 19, 1996, the directors chosen to succeed those in the class whose terms then expire shall be elected by the stockholders for terms expiring at the third succeeding annual meeting after their election and until their respective successors are elected and qualified. Newly created directorships or any decrease in directorships resulting from increases and decreases in the number of directors shall be apportioned among the classes as to make all the classes as nearly equal in number as possible; provided, that when the Board increases the number of directors and fills the vacancies created thereby such director will hold office for the term expiring at the annual meeting of stockholders for the term of the class to which they have been elected expires. Any director may resign at any time upon written notice to the corporation. Except as General Corporation Law may otherwise require, in the term between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and for the filling of any vacancy in that connection, newly created directors and any vacancies in the Board of Directors, including unfilled vacancies from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. Any person receiving a plurality of the votes cast at any election held at a meeting of stockholders shall become a director in the class for which such person is a nominee. Vacancies on the Board shall not affect the validity of any actions taken by the Board.



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           SECTION 3.  RESIGNATION  AND REMOVAL.  Any director may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if not time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed only with an assignment of cause by the vote of a majority of the outstanding shares entitled to vote thereon at a special meeting therefor and, except as otherwise provided by statute or by the Certificate of Incorporation, may be removed for cause by the Board of Directors.

           SECTION 4. EXECUTIVE COMMITTEE. Whenever there shall be three or more directors, the Board of Directors may, by resolution adopted by a majority of the directors which the Corporation would have if there were no vacancies, (a) designate from among its members two or more directors to constitute an Executive Committee which, to the extent conferred by the resolution designating it and except as otherwise provided by statute, shall have and may exercise all the authority of the Board of Directors, and (b) designate, from among the members of such Executive Committee, a Chairman of the Executive Committee. Whenever the Board of Directors is not in session or whenever a quorum fails to attend any regular or stated or special meeting of the Board of Directors, such committee shall advise and aid the officers of the Corporation in all matters concerning the management of its business and affairs and generally, except as limited above, perform such duties and exercise such powers as may be performed and exercised by the Board of Directors from time to time, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board of Directors shall provide otherwise, a majority of the members of the Executive Committee may fix the time and place of, and shall constitute a quorum for the transaction of business at, any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee shall keep written minutes of its proceedings, reporting such minutes to the Board of Directors, and may make rules for the conduct of its business and appoint any subcommittees and assistants it considers necessary. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of or dissolve such committee.

           SECTION 5. OTHER COMMITTEES. Whenever there shall be three or more directors, the Board of Directors may, by resolution adopted by a majority of the directors, designate from among its members two or more directors to constitute committees, other than the Executive Committee, which committees, to the extent conferred by the resolutions designating such committees and except as otherwise provided by statute, shall have and may exercise the authority of the Board of Directors. Unless the Board of Directors shall provide otherwise, a majority of the members of any such committee may fix the time and place of its meetings and determine its action. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of or dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing committees consisting in whole or in part of persons who are not directors of the Corporation, provided, however that no such committee shall have or may exercise any authority of the Board of Directors.



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           SECTION 6.  COMPENSATION  OF DIRECTORS.  The Board of Directors shall have authority to fix the compensation of directors for services to the Corporation in any capacity, including a fixed sum and reimbursement of expenses for attendance at meetings of the Board of Directors and committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation, its subsidiaries or affiliates in any capacity and receiving compensation therefor.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

           SECTION 1. PLACE, TIME, CALL AND NOTICE. Meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time fix or as shall be specified in the notice of any such meeting, except that the first meeting of a newly-elected Board of Directors for the election or appointment of officers and the transaction of other business shall be held as soon after its election as the directors may conveniently assemble and, if possible, at the place at which the annual meeting of stockholders which elected them was held. No call or notice shall be required for regular or stated meetings for which the time and place have been fixed, and no notice shall be required for any first meeting of a newly-elected Board of Directors which is held immediately following an annual meeting of stockholders at the same place as such meeting. If any day fixed for a regular or stated meeting shall be a legal holiday at the place where the meeting is to be held, such meeting shall be held at the scheduled hour on the next business day not a legal holiday. Special meetings may be called by or at the direction of the President or a majority of the directors of the Corporation. Notice of the time and place of special meetings and of any first meeting of a newly-elected Board of Directors which is not held immediately following an annual meeting of stockholders at the same place as such meeting shall be given by the Secretary to each director (a) by mail, depositing such notice, in a sealed wrapper addressed to such director, in a United States Postal Service post office or letter box, with first-class postage thereon prepaid, at least 72 hours before the time at which such meeting is to be held, (b) by the "express mail" service of the United States Postal Service, depositing such notice, in a sealed "express mail" envelope addressed to such director, in a United States Postal Service post office or "express mail" letter box, with "express mail" postage prepaid, or by depositing such notice in a sealed envelope addressed to such director for delivery with another overnight courier service, in either such case at least 48 hours before the time at which such meeting is to be held or (c) by telegraph, telecopier or cable addressed to such director, delivery to him personally or by telephone or any other method of communication by which such director shall actually receive such notice, at least 24 hours before the time at which such meeting is to be held. The notice of any meeting need not specify the purpose thereof. Any requirement of furnishing a notice shall be waived by any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

           SECTION 2. QUORUM AND ACTION. A majority of the directors which the Corporation would have if there were no vacancies shall constitute a quorum except that when a


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vacancy or vacancies  prevent such a majority,  a majority of the directors then in office shall constitute a quorum, provided such majority shall constitute at least one-third of the directors which the Corporation would have if there were no vacancies. A majority of the directors present, whether or not a quorum, may adjourn a meeting to another time and place. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally scheduled. Except as otherwise provided herein or by statute, the vote of a majority of the directors present at the time of the vote, a quorum being present at such time, shall be the act of the Board of Directors.

           SECTION 3. CONDUCT OF MEETINGS. The Chairman of the Board, if present, shall preside at all meetings. Otherwise, the President, if a director and present, or, if neither of the foregoing is present, any other director chosen by the Board of Directors, shall preside. The Secretary of the Corporation, if a director and present, shall act as secretary of the meeting and keep the minutes thereof. Otherwise, a director appointed by the chairman of the meeting shall act as secretary and keep the minutes thereof.

           SECTION 4. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee consent in writing to the adoption of a resolution authorizing the action and the written consent thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

           SECTION 5. ACTION BY CONFERENCE CALL. Any one or more members of the Board of Directors of the Corporation or of any committee thereof may participate in a meeting of the Board of Directors or of any such committee by means of a conference telephone or video or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.


                                    ARTICLE V

                                    OFFICERS

           SECTION 1. NUMBER, ELECTION AND VACANCIES. The Board of Directors at its first meeting after the election of directors in each year shall elect or appoint a Chairman of the Board, a President, a Secretary and a Treasurer, and may at any time and from time to time elect or appoint a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents (one or more of which may be designated by the Board of Directors as Executive or Senior Vice Presidents), a Controller, one or more Assistant Vice Presidents, Assistant
Secretaries, Assistant Treasurers and Assistant Controllers and such other officers, agents and employees as it may deem desirable. Any two or more officers may be held by the same person, except the offices of President and Secretary,


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unless all the issued and outstanding shares of the Corporation are owned by one person, in which case such person may hold all or any combination of offices. The election or appointment of an officer shall not itself create any contract rights. A vacancy in any office may be filled for the unexpired term by the Board of Directors at any meeting.

           SECTION 2. TERM OF OFFICE, RESIGNATION AND REMOVAL. Unless otherwise prescribed by the Board of Directors, each officer of the Corporation shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Notwithstanding anything in the foregoing to the contrary, any officer may be removed at any time by the Board of Directors with cause or without cause.

           SECTION 3. SECURITY. The Board of Directors may require any officer, agent or employee of the Corporation to post a bond or give other security for the faithful performance of his or her duties.

           SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a senior executive officer of the Corporation. The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time assign to him or her.

           SECTION 5. PRESIDENT. The President shall be a senior executive officer of the Corporation. Subject to the control of the Board of Directors, he or she shall direct the business and affairs of the Corporation. The President, if a director shall be an EX OFFICIO member of all committees of the Board of Directors.

           SECTION 6. VICE PRESIDENTS. Each Vice President shall have such designation and seniority as the Board of Directors may determine and such powers and duties as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board or the President may from time to time assign to him or her.

           SECTION 7. SECRETARY. The Secretary shall, if present, act as the secretary of, and keep the minutes of, all meetings of the stockholders and, if a director, of the Board of Directors, and shall be responsible for the giving of notice of all meetings of the stockholders and of the Board of Directors. He or she shall be custodian of the seal of the Corporation, which he or she shall affix to any instrument requiring it whose execution has been authorized, and of the corporate records (except accounting records), and shall have such other powers and duties as generally pertain to the office and as the Board of Directors or, subject to the control of the Board of Directors, Chairman of the Board or the President may from time to time assign to him or her.



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



           SECTION 8. TREASURER. The Treasurer shall be the chief financial officer of the Corporation. Subject to the direction of the President, he or she shall have charge of the funds, securities, receipts and disbursements of the Corporation. He or she shall be responsible for deposits in and withdrawals from the depositaries of the Corporation, shall render an account of the financial condition of the Corporation and of his or her transactions as Treasurer whenever requested by the Board of Directors, the Chairman of the Board or the President, and shall have such other powers and duties as generally pertain to the office and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board or the President may from time to time assign to him or her.

           SECTION 9. OTHER OFFICERS; ABSENCE AND DISABILITY. The other officers of the Corporation shall have such powers and duties as generally pertain to their respective offices and as the Board of Directors or, subject to the control of the Board of Directors, the President may from time to time assign to them. The Assistant Vice Presidents, the Assistant Secretaries, the Assistant Treasurers and the Assistant Controllers, if any, shall, in the order of their respective seniorities, in case of the absence or disability of a Vice President, the Secretary, the Treasurer or the Controller, respectively, perform the duties of such officer and have such powers and other duties as the Board of Directors or the President may from time to time prescribe. In case of the absence or disability of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any other person whom it may select.

           SECTION 10. COMPENSATION OF OFFICERS. The Board of Directors shall have authority to fix the salary and other compensation, if any, of any officer of the Corporation or to appoint a committee for such purpose. Nothing herein contained shall be construed to preclude any officer from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

           The Corporation shall indemnify any director or officer of the Corporation against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of his performance as a director or officer of the Corporation, its parent or any of its subsidiaries, or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries.

           The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a director or officer of the Corporation for liabilities incurred by him in connection with services rendered by him for or at the request of the Corporation, its parent or any of its subsidiaries.

           The provisions of this section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer or to render services for or at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any director, officer, employee or agent of the Corporation may be entitled.

           Any and all expenses incurred in defending any action to which an officer or director may be entitled to indemnification shall be advanced by the Corporation providing the indemnitee undertakes to repay such advances to the extent that it is ultimately determined that such person is not entitled to such indemnification.

                                   ARTICLE VII

                        BOOKS AND RECORDS; BANK ACCOUNTS

           SECTION 1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, of the Board of Directors and of any committee which the directors may appoint, and shall keep at the office of the Corporation in the Commonwealth of Pennsylvania or at the office of its transfer agent or registrar, if any, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. The person in whose name shares stand in such record shall be deemed the owner thereof for all purposes as regards the Corporation. Any of the foregoing books, minutes or records may be in written form capable of being converted into written form within a reasonable time.

           SECTION 2. BANK ACCOUNTS. The Board of Directors may from time to time authorize the opening and maintenance of general and special bank accounts with such banks, trust companies or other depositaries as the Board of Directors may designate or as may be designated by any officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these ByLaws, as it may deem expedient.

                                  ARTICLE VIII

                                     SHARES

           SECTION 1. CERTIFICATES REPRESENTING SHARES. Shares of the Corporation shall be represented by certificates, in such form as shall from time to time be approved by the Board of Directors, which certificates shall be signed in the name of the Corporation by the Chairman of the Board, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of its issue.

           SECTION 2. SHARE TRANSFERS. Transfers of shares of the Corporation shall be made on the share records of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or transfer clerk appointed as provided in Section 4 of this Article, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, together with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, and upon compliance with any provisions restricting the transferability of such shares. The Board of Directors may from time to time make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the Corporation.

           SECTION 3. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require and, in the case of lost or stolen certificates, on delivery to the Corporation, if the Board of Director shall so require, of a bond of indemnity in such form and amount and secured by such surety as the Board of Directors may in its discretion require. The Board of Director shall have the right from time to time to prescribe such rules and procedures as it shall deem advisable with respect to lost, stolen, destroyed or mutilated certificates and the issuance of new certificates in place thereof.

           SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, whose respective duties shall be defined by the Board of Directors. The duties of transfer agent and registrar may be combined. No certificate for shares shall be valid unless countersigned by a transfer agent, if the Corporation has a transfer agent, or by a registrar, if the Corporation has a registrar. The signature of a transfer agent may be a facsimile.

                                   ARTICLE IX

                                 CORPORATE SEAL

           The corporate seal shall be in such form as the Board of Directors shall prescribe. The corporate seal on any corporate bond or other obligation for the payment of money may be a facsimile.

                                    ARTICLE X

                                   FISCAL YEAR

           The fiscal year of the Corporation shall be such fiscal year as the Board of Directors may from time to time fix.


                                   ARTICLE XI

                     VOTING OF SHARES IN OTHER CORPORATIONS

           Shares in other corporations which are held by the Corporation may be voted by the Chairman of the Board, the President or a Vice President of the Corporation, or by a proxy or proxies appointed by one of them, provided, however, that the Board of Directors may in its discretion appoint some other person to vote such shares.

Adopted on September 19, 1996